EXHIBIT 99.1
ECHO
ELECTRONIC CLEARING HOUSE, INC.


FOR IMMEDIATE RELEASE
---------------------


                      ELECTRONIC CLEARING HOUSE (ECHO) ANNOUNCES
                            SECOND QUARTER FY 2004 RESULTS

               REVENUE UP 20% FROM Q2 FY03; OPERATING INCOME RISES 52%


CAMARILLO,  CALIF.,  MAY  10,  2004  -  Electronic Clearing House, Inc. (NASDAQ:
ECHO), a leading provider of electronic payment and transaction processing services, today reported financial and operating results for the second fiscal quarter ended March 31, 2004.

     SECOND  QUARTER  HIGHLIGHTS:

Financial highlights for the second quarter of 2004 as compared to the same period last year were as follows:

     -    Revenue  increased  20.5%  to  $11.8  million
     - Check-related revenue increased 34.8% to $2.7 million, or 22.6% of total revenue
     -    Bankcard processing volume increased 15.5% to $272.9 million
     -    ACH transactions processed jumped 320.6% to 5.4 million transactions
     - Gross margin from processing and transaction revenue improved to 36.2% from 33.8% in Q2 FY 2003
     -    Operating  income  rose to $0.7 million, up from $0.5 million in Q2 FY
          2003
     -    Diluted earnings per share increased to $0.17 from $0.05 in Q2 FY 2003

Revenue for the second quarter of fiscal 2004 was a record $11,766,000, an increase of 20.5%, as compared to $9,767,000 in the prior year quarter.

Bankcard processing and transaction revenue increased 16.9% to $9,110,000 in the second quarter of fiscal 2004 from $7,796,000 in the prior year quarter. This increase was primarily due to strong organic growth in bankcard processing volume from existing merchants and from new merchants generated by our marketing programs.

Check-related revenues increased 34.8% to $2,656,000 for the three months ended March 31, 2004, compared with $1,971,000 in the prior year quarter. This increase was primarily due to strong growth in both the Visa POS Check Service program and an increase in ACH and check conversion revenue.

The Company recorded net income of $1,206,000, or $0.17 per share on a fully diluted basis, in the second quarter of fiscal 2004, as compared to $268,000 or $0.05 per share in the same period last year. Second quarter results were favorably affected by a pre-tax gain on sale of $1,319,000 resulting from the sale of the building that formerly held the Company's principal executive offices. After the sale, the Company used a portion of the proceeds to pay off two loans totaling $1,524,000, which was collateralized by the building.

"We are very pleased with our strong results during the second quarter," said Joel M. Barry, Chairman and CEO of Electronic Clearing House, Inc. "The positive effects of the strategies we have implemented over the past two years are materializing in our financial results. During the second quarter 2004, both our check services and bankcard businesses grew rapidly, while gross margins remained well above last year's levels. Additionally, we continued to build our customer base for the Visa POS Check Service program, with several thousand new merchant locations expected to come on line in the second half of the year."

Gross profit from processing and transaction revenue rose to $4,243,000 from $3,278,000 in the prior year quarter. This translates to a gross margin of 36.2% in the second quarter of fiscal 2004, up from 33.8% in the year-ago quarter. Gross margins declined from the prior quarter (Q1 2004) as a result of an interchange fee increase implemented by the card associations in February 2004. The Company began passing the fee increase to merchants in April and expects this fee increase to positively increase gross margins in the third quarter of 2004 and beyond.

Other operating costs as a percentage of total revenue increased to 11.2%, from 10.7% in the second quarter of fiscal 2003. The Visa POS Check Service required a substantial increase in personnel costs to undertake training and program implementation for the various financial institutions that have chosen ECHO as their Third-Party Processor. In addition, the Company hired additional risk management and customer support staff to support the Visa POS Check Service.

Selling, general and administrative expenses were 16.4% of revenue in the second quarter of fiscal 2004, compared with 15.2% in the second quarter of fiscal
2003. This increase was primarily attributable to increases in sales and marketing expenses, in employee salaries, bonuses and benefit costs, and in rent expense as the Company moved its principal executive offices to a new corporate location in October 2003.

Operating income rose to $706,000, or 6.0% of revenues in the second quarter, from $465,000, or 4.8% of revenues in the year-ago quarter. The improvement can be primarily attributed to strong revenue growth and expansion in the gross profit margin over the prior year quarter. The Company anticipates continued improvement in operating income as the gross margin increases in the coming quarters.

The Company used $3,931,000 of cash in its operating activities in the three months ended March 31, 2004, as compared to generating $785,000 of cash in the same period last year. However, excluding settlement fees payable, which vary from quarter to quarter depending on the timing of the receipt and payout of funds, operating cash flow was a positive $364,000 for the three-month period ended March 31, 2004.

Mr. Barry commented, "ECHO's balance sheet is very strong, with $10,802,000 in cash, $7,733,000 in working capital, $1,093,000 in long-term debt, and $14,930,000 in stockholders' equity as of March 31, 2004. Additionally, we are internally generating the cash necessary to continue building our check services business."

BUSINESS  OUTLOOK
"As we move through the third quarter of fiscal 2004, we believe the growth in both our check services program and our bankcard and transaction processing services will drive continued double digit revenue growth. In the second quarter, several additional financial institutions have signed on to the Visa POS program. Additionally, in April, Global Check Services began rolling out ECHO's Visa POS Check Service to 5,000 of its merchant locations. Altogether, we anticipate adding more banks and their retailers to our Visa POS program in the coming quarters," said Mr. Barry.

"Therefore, for the full fiscal year 2004, we are raising our prior guidance of revenue growth from 15-20% to 16-22% and maintaining gross margin guidance between 36-38%. Given the enhancements we have made to our management team and anticipated continuing higher level sales and development expenses related to the Visa POS program, we still expect that our operating margin for the fiscal year 2004 will run between 7-9%," Mr. Barry concluded.

CONFERENCE  CALL

The Company will host a conference call at 1:30 p.m. PDT (4:30 p.m. EDT) today to discuss second quarter 2004 results. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 299-8279. International callers should dial (706) 634-6508. There is no pass code required for this call. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of ECHO's website at www.echo-inc.com.
                                                               ----------------

ABOUT ELECTRONIC CLEARING HOUSE, INC. (ECHO)

Electronic Clearing House, Inc. provides a complete solution to the payment processing needs of merchants, banks and collection agencies. ECHO's services include debit and credit card processing, check guarantee, check verification, check conversion, check re-presentment, and check collection.

For more information about ECHO, please visit www.echo-inc.com.
                                              ----------------

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Examples of forward-looking statements in this press release include, but are not limited to, our belief that our check services program and continued results in bankcard and transaction processing will drive continued double digit revenue growth and improving gross margins, as well as our specific financial guidance for the full fiscal year 2004. Potential risks and uncertainties include, but are not limited to, such factors as fluctuations in demand for the Company's products and services, the introduction of new products and services, the Company's ability to maintain customer and strategic business relationships, technological advancements, impact of competitive products and services and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information detailed from time to time in the Company's filings with the United States Securities and Exchange Commission.


                             - FINANCIAL TABLES FOLLOW -

                               ELECTRONIC CLEARING HOUSE, INC.
                                 CONSOLIDATED BALANCE SHEETS
                                         (UNAUDITED)

                                           ASSETS

                                                                MARCH 31,     SEPTEMBER 30,
                                                                   2004           2003
                                                               ------------  ---------------
Current assets:
  Cash and cash equivalents                                    $ 9,541,000   $    5,641,000
  Restricted cash                                                1,261,000          977,000
  Settlement receivable                                            429,000          717,000
  Accounts receivable less allowance of $118,000 and $91,000     2,276,000        1,918,000
  Prepaid expenses and other assets                                386,000          307,000
  Deferred tax asset                                               184,000           86,000
                                                               ------------  ---------------
    Total current assets                                        14,077,000        9,646,000

Noncurrent assets:
  Property and equipment, net                                    2,246,000        2,928,000
  Software, net                                                  5,622,000        4,445,000
  Deferred tax asset                                                   -0-        1,256,000
  Other assets, net                                                422,000          500,000
                                                               ------------  ---------------
    Total assets                                               $22,367,000   $   18,775,000
                                                               ============  ===============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term borrowings and current portion of long-term debt  $   954,000   $      901,000
  Accounts payable                                                 277,000          779,000
  Settlement payable                                             3,800,000        3,429,000
  Accrued expenses                                               1,243,000        1,336,000
  Deferred income                                                   69,000              -0-
                                                               ------------  ---------------
    Total current liabilities                                    6,343,000        6,445,000

Long-term debt                                                   1,093,000        1,961,000
                                                               ------------  ---------------
    Total liabilities                                            7,436,000        8,406,000
                                                               ------------  ---------------

Commitments and contingencies

Stockholders' equity:
  Common stock, $.01 par value, 36,000,000 authorized:
  6,378,831 and 5,920,174 shares issued; 6,340,562 and
  5,881,905 shares outstanding                                      64,000           59,000
  Additional paid-in capital                                    24,403,000       21,641,000
  Accumulated deficit                                           (9,070,000)     (10,865,000)
  Less treasury stock at cost, 38,269 common shares               (466,000)        (466,000)
                                                               ------------  ---------------
    Total stockholders' equity                                  14,931,000       10,369,000
                                                               ------------  ---------------

    Total liabilities and stockholders' equity                 $22,367,000   $   18,775,000
                                                               ============  ===============

                                          ELECTRONIC CLEARING HOUSE, INC.
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                                    (UNAUDITED)


                                                                     THREE MONTHS                SIX MONTHS
                                                                    ENDED MARCH 31,            ENDED MARCH 31,
                                                              -------------------------  --------------------------
                                                                  2004         2003          2004          2003
                                                              ------------  -----------  ------------  ------------
Revenues:
  Processing revenue                                          $ 6,242,000   $5,139,000   $11,935,000   $ 9,886,000
  Transaction revenue                                           5,468,000    4,569,000    11,060,000     8,984,000
  Other revenue                                                    56,000       59,000       126,000       198,000
                                                              ------------  -----------  ------------  ------------

                                                               11,766,000    9,767,000    23,121,000    19,068,000
                                                              ------------  -----------  ------------  ------------
Costs and expenses:
  Processing and transaction expense                            7,467,000    6,430,000    14,358,000    12,674,000
  Other operating costs                                         1,323,000    1,041,000     2,663,000     2,002,000
  Research and development expense                                344,000      342,000       727,000       726,000
  Selling, general and administrative expenses                  1,926,000    1,489,000     3,654,000     2,674,000
                                                              ------------  -----------  ------------  ------------

                                                               11,060,000    9,302,000    21,402,000    18,076,000
                                                              ------------  -----------  ------------  ------------

Income from operations                                            706,000      465,000     1,719,000       992,000

Interest income                                                    17,000        7,000        30,000        15,000
Interest expense                                                  (59,000)     (47,000)     (115,000)      (99,000)
Gain on sale of building                                        1,319,000          -0-     1,319,000           -0-
                                                              ------------  -----------  ------------  ------------

Income before provision for income taxes and
cumulative effect of an accounting change                       1,983,000      425,000     2,953,000       908,000
Provision for income taxes                                       (777,000)    (157,000)   (1,158,000)     (406,000)
                                                              ------------  -----------  ------------  ------------
Income before cumulative effect of an accounting change         1,206,000      268,000     1,795,000       502,000
Cumulative effect of an accounting change to adopt SFAS 142           -0-          -0-           -0-    (4,707,000)
                                                              ------------  -----------  ------------  ------------

Net earnings (loss)                                           $ 1,206,000   $  268,000   $ 1,795,000   $(4,205,000)
                                                              ============  ===========  ============  ============

Basic net earnings (loss) per share
  Before cumulative effect of accounting change               $      0.19   $     0.05   $      0.29   $      0.09
  Cumulative effect of accounting change                              -0-          -0-           -0-         (0.81)
                                                              ------------  -----------  ------------  ------------
  Basic net earnings (loss) per share                         $      0.19   $     0.05   $      0.29   $     (0.72)
                                                              ============  ===========  ============  ============

Diluted net earnings (loss) per share
  Before cumulative effect of accounting change               $      0.17   $     0.05   $      0.26   $      0.09
  Cumulative effect of accounting change                              -0-          -0-           -0-         (0.81)
                                                              ------------  -----------  ------------  ------------
  Diluted net earnings (loss) per share                       $      0.17   $     0.05   $      0.26   $     (0.72)
                                                              ============  ===========  ============  ============

Weighted average shares outstanding
  Basic                                                         6,340,018    5,801,619     6,260,963     5,798,810
                                                              ============  ===========  ============  ============
  Diluted                                                       7,006,689    5,914,121     6,779,909     5,852,717
                                                              ============  ===========  ============  ============

                           ELECTRONIC CLEARING HOUSE, INC.
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (UNAUDITED)

                                                                  SIX MONTHS
                                                                ENDED MARCH 31,
                                                          --------------------------
                                                              2004          2003
                                                          ------------  ------------
Cash flows from operating activities:
 Net income (loss)                                        $ 1,795,000   $(4,205,000)
 Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
  Gain on sale of building                                 (1,319,000)          -0-
  Depreciation                                                269,000       245,000
  Amortization of software                                    681,000       510,000
  Provision for losses on accounts and notes receivable        38,000        26,000
  Fair value of stock issued in connection with
   directors' compensation                                        -0-        21,000
  Deferred income taxes                                     1,158,000       407,000
  Stock option compensation                                    17,000           -0-
  Cumulative effect of an accounting change                       -0-     4,707,000
Changes in assets and liabilities:
  Restricted cash                                            (284,000)     (151,000)
  Accounts receivable                                        (396,000)      (69,000)
  Settlement receivable                                       288,000      (102,000)
  Accounts payable                                           (502,000)     (106,000)
  Settlement payable                                          371,000       472,000
  Deferred income                                              69,000           -0-
  Accrued expenses                                            (98,000)      251,000
  Prepaid expenses                                            (29,000)     (109,000)
                                                          ------------  ------------

  Net cash provided by operating activities                 2,058,000     1,897,000
                                                          ------------  ------------
Cash flows from investing activities:
  Other assets                                                  8,000        72,000
  Purchase of equipment                                      (332,000)     (998,000)
  Proceeds from sale of building                            2,233,000           -0-
  Purchased and capitalized software                       (1,565,000)     (472,000)
                                                          ------------  ------------
  Net cash provided by (used in) investing activities         344,000    (1,398,000)
                                                          ------------  ------------

Cash flows from financing activities:
  Proceeds from issuance of notes payable                     811,000       292,000
  Repayment of notes payable                               (1,742,000)      (88,000)
  Repayment of capitalized leases                            (321,000)     (234,000)
  Proceeds from private placement                           2,693,000           -0-
  Proceeds from exercise of stock options                      57,000           -0-
                                                          ------------  ------------
  Net cash provided by (used in) financing activities       1,498,000       (30,000)
                                                          ------------  ------------

Net increase in cash                                        3,900,000       469,000
Cash and cash equivalents at beginning of period            5,641,000     2,409,000
                                                          ------------  ------------

Cash and cash equivalents at end of period                $ 9,541,000   $ 2,878,000
                                                          ============  ============

Media Contact:
--------------
Donna Rehman, Corporate Secretary                   Crocker Coulson, Partner
805-419-8533                                        Coffin Communications Group
Electronic Clearing House, Inc., Camarillo, Calif.  818-789-0100
URL:http://www.echo-inc.com                         E-MAIL: crocker.coulson@coffincg.com
---------------------------                         ------------------------------------
E-MAIL: corp@ECHO-inc.com
-------------------------

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